NEWS RELEASE

FOR ADDITIONAL INFORMATION, PLEASE CONTACT:
John M. Perino Vice President, Investor Relations 608-361-7501

REGAL BELOIT CLOSES EPC ACQUISITION

August 22, 2011 (Beloit, WI):  Regal Beloit Corporation (NYSE: RBC) today announced the closing of the acquisition of the Electrical Products Company (EPC) from A.O. Smith Corporation (NYSE:AOS).  The China portion of the EPC acquisition was closed into escrow pending customary administrative approvals in China which are expected shortly.

Regal Beloit will hold a conference call providing updated information on the EPC acquisition at 9:00 AM CDT (10:00 AM EDT) on Tuesday, August 23, 2011.  To listen to the call and view the presentation slides via the internet, please go to http://www.regalbeloit.com/ or at: http://www.videonewswire.com/event.asp?id=81937. Individuals who would like to participate by phone should dial 800-860-2442, referencing Regal Beloit. International callers should dial 412-858-4600, referencing Regal Beloit.

A telephone replay of the call will be available through November 28, 2011, at 877-344-7529, conference ID 10003433. International callers should call 412-317-0088 using the same conference ID.  A webcast replay will be available until November 28, 2011, and can be accessed at http://www.regalbeloit.com/rbceventspresentations.htm  or at
http://www.videonewswire.com/event.asp?id=81937.

Regal Beloit Corporation is a leading manufacturer of electric motors, mechanical and electrical motion controls and power generation products serving markets throughout the world.  Regal Beloit is headquartered in Beloit, Wisconsin, and has manufacturing, sales, and service facilities throughout the United States, Canada, Mexico, Europe and Asia.  Regal Beloit’s common stock is a component of the S&P Mid Cap 400 Index and the Russell 2000 Index.

# # #
Corporate Offices
200 State Street ● Beloit, WI 53511-6254
608-364-8808 ● Fax: 608-364-8818
Website: www.regalbeloit.com